Exhibit 4.9

SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 15, 2013, among Asbury Atlanta VB L.L.C., Avenue Motors, LTD, Asbury-Deland Imports, L.L.C., Asbury CH Motors, LLC, Bayway Financial Services, L.P., CFP Motors L.L.C., CH Motors L.L.C., CHO Partnership, LTD, CN Motors L.L.C., C&O Properties, LTD, CP-GMC Motors L.L.C., Tampa Hund, L.P., Tampa Kia, L.P., Tampa LM, L.P., Tampa Mit, L.P., WMZ Motors, L.P., and WTY Motors, L.P. (collectively, the “Guaranteeing Subsidiaries”), Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of March 26, 2007, as amended, supplemented and otherwise modified by from time to time (the “Indenture”), providing for the issuance of 7.625% Senior Subordinated Notes due 2017 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries, the other Guarantors and the Trustee, as applicable, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.             CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.             AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree as follows:
(a)           Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:
(i)            the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and premium, if any, of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. In addition to the foregoing, the Guaranteeing Subsidiaries also each agree unconditionally and jointly and severally with each other Guarantor to pay any and all expenses (including, without limitation, fees and expenses) incurred by the Trustee under the Indenture in enforcing any rights under a Subsidiary Guarantee with respect to a Guarantor. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.
(b)           The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
(c)           The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.
(d)           This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiaries each accepts all obligations of a Guarantor under the Indenture.
(e)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(f)            The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
(g)           As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.
(h)           The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
(i)            Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.
3.             EXECUTION AND DELIVERY. The Guaranteeing Subsidiaries each agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
4.             GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.
(a)           The Guaranteeing Subsidiaries may not sell or otherwise dispose of all or substantially all of their respective assets to or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:
either
(i)
(A)          the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Guarantor, assumes all the obligations of that Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and completes all other required documentation; or

(B)           the Net Proceeds, if any, of such sale or other disposition are applied in accordance with the provisions described in the third paragraph of Section 4.10 of the Indenture; and
(ii)           immediately after giving effect to such transaction, no Default exists.
(b)           In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
(c)           Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
5.             RELEASES.
(a)           In the event of a (i) sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or any other Guarantor, (ii) a termination of one or more Guarantees by any Guarantor of any other Senior Subordinated Indebtedness of the Company or any other Guarantor which results in such Guarantor no longer being subject to any Guarantee of any other Senior Subordinated Indebtedness of the Company or any other Guarantor, (iii) the exercise by the Company of its option to have either Section 8.02 or 8.03 of the Indenture be applied to all outstanding Notes in accordance with the terms set forth in Article 8 of the Indenture or (iv) the designation by the Company of any Guarantor as an Unrestricted Subsidiary in accordance with the terms set forth in Section 4.13 of the Indenture, then such Guarantor (upon the occurrence of an event described in clauses (ii), (iii) or (iv) of this paragraph) or the corporation acquiring the property (upon the occurrence of an event described in clause (i) of this paragraph) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds, if any, of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.
(b)           Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.
6.             NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
7.    INDENTURE. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
8.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
9.             COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
10.             EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
11.           THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
SIGNATURES
Dated as of February 15, 2013

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Senior Vice President and Chief Financial Officer

EACH GUARANTOR LISTED ON SCHEDULE I HERETO

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Authorized Officer of each corporation and limited liability company, and an Authorized Officer of the general partner of each limited partnership

Asbury Atlanta VB L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Authorized Officer

AVENUE MOTORS, LTD

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

ASBURY-DELAND IMPORTS, L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

ASBURY CH MOTORS LLC

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

BAYWAY FINANCIAL SERVICES, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CFP MOTORS L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CH MOTORS L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CHO PARTNERSHIP, LTD

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CN MOTORS L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

C&O PROPERTIES, LTD

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CP-GMC MOTORS L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

TAMPA HUND, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

TAMPA KIA, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

TAMPA LM, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

TAMPA MIT, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

WMZ MOTORS, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

WTY MOTORS, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

Schedule I

SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor as of the date hereof:
Legal Name

AF Motors, L.L.C.
ALM Motors, L.L.C.
Arkansas Automotive Services, L.L.C.
Asbury AR Niss L.L.C.
Asbury Atlanta AC L.L.C.
Asbury Atlanta AU L.L.C.
Asbury Atlanta BM L.L.C.
Asbury Atlanta Chevrolet L.L.C.
Asbury Atlanta Hon L.L.C.
Asbury Atlanta Inf L.L.C.
Asbury Atlanta Infiniti L.L.C.
Asbury Atlanta Jaguar L.L.C.
Asbury Atlanta Lex L.L.C.
Asbury Atlanta Nis L.L.C.
Asbury Atlanta Toy L.L.C.
Asbury Atlanta VL L.L.C.
Asbury Automotive Arkansas Dealership Holdings L.L.C.
Asbury Automotive Arkansas L.L.C.
Asbury Automotive Atlanta II L.L.C.
Asbury Automotive Atlanta L.L.C.
Asbury Automotive Central Florida, L.L.C.
Asbury Automotive Deland, L.L.C.
Asbury Automotive Fresno L.L.C.
Asbury Automotive Group L.L.C.
Asbury Automotive Jacksonville GP L.L.C.
Asbury Automotive Jacksonville GP L.L.C., as general partner of Asbury Automotive Jacksonville, L.P.
Asbury Automotive Management L.L.C.
Asbury Automotive Mississippi L.L.C.
Asbury Automotive North Carolina Dealership Holdings, L.L.C.
Asbury Automotive North Carolina L.L.C.
Asbury Automotive North Carolina Management L.L.C.
Asbury Automotive North Carolina Real Estate Holdings, L.L.C.
Asbury Automotive Oregon L.L.C.
Asbury Automotive Southern California L.L.C.
Asbury Automotive St. Louis II L.L.C.
Asbury Automotive St. Louis L.L.C.
Asbury Automotive Tampa GP L.L.C.
Asbury Automotive Tampa GP L.L.C., as general partner of Asbury Automotive Tampa, L.P.
Asbury Automotive Texas L.L.C.

Asbury Automotive Texas Real Estate Holdings, L.L.C.
Asbury Deland Imports 2, L.L.C.
Asbury Fresno Imports L.L.C.
Asbury Jax AC, LLC
Asbury Jax Hon L.L.C.
Asbury Jax K L.L.C.
Asbury Jax Management L.L.C.
Asbury Jax Management L.L.C., as general partner of ANL, L.P., Asbury Jax Holdings, L.P., Avenues Motors, Ltd., Bayway Financial Services, L.P., C&O Properties, Ltd., CFP Motors, Ltd., CH Motors, Ltd., CHO Partnership, Ltd., CN Motors, Ltd., Coggin Management, L.P. and CP-GMC Motors, Ltd.
Asbury Jax VW, L.L.C.
Asbury MS Chev L.L.C.
Asbury MS Gray-Daniels L.L.C.
Asbury No Cal Niss L.L.C.
Asbury Sacramento Imports L.L.C.
Asbury SC JPV, L.L.C.
Asbury SC LEX L.L.C.
Asbury SC Toy L.L.C.
Asbury So Cal DC L.L.C.
Asbury So Cal Hon L.L.C.
Asbury So Cal Niss L.L.C.
Asbury South Carolina Real Estate Holdings L.L.C.
Asbury St. Louis Cadillac L.L.C.
Asbury St. Louis FSKR, L.L.C.
Asbury St. Louis Lex L.L.C.
Asbury St. Louis LR L.L.C.
Asbury St. Louis M, L.L.C.
Asbury Tampa Management L.L.C.
Asbury Tampa Management L.L.C., as general partner of Asbury Automotive Brandon, L.P., Tampa Hund, L.P., Tampa Kia, L.P., Tampa LM, L.P., Tampa Mit, L.P., WMZ Motors, L.P. and WTY Motors, L.P.
Asbury Texas D FSKR, L.L.C.
Asbury Texas H FSKR, L.L.C.
Asbury-Deland Imports, L.L.C.
Atlanta Real Estate Holdings L.L.C.
BFP Motors L.L.C.
Camco Finance II L.L.C.
CK Chevrolet L.L.C.
CK Motors LLC
Coggin Automotive Corp.
Coggin Cars L.L.C.
Coggin Chevrolet L.L.C.
Crown Acura/Nissan, LLC
Crown CHH L.L.C.
Crown CHO L.L.C.
Crown CHV L.L.C.
Crown FDO L.L.C.
Crown FFO Holdings L.L.C.
Crown FFO L.L.C.
Crown GAC L.L.C.
Crown GBM L.L.C.
Crown GCA L.L.C.
Crown GDO L.L.C.
Crown GHO L.L.C.

Crown GNI L.L.C.
Crown GPG L.L.C.
Crown GVO L.L.C.
Crown Honda, LLC
Crown Motorcar Company L.L.C.
Crown PBM L.L.C.
Crown RIA L.L.C.
Crown RIB L.L.C.
Crown SJC L.L.C.
Crown SNI L.L.C.
CSA Imports L.L.C.
Escude-NN L.L.C.
Escude-NS L.L.C.
Escude-T L.L.C.,
Florida Automotive Services L.L.C.
HFP Motors L.L.C.
JC Dealer Systems, LLC
KP Motors L.L.C.
McDavid Austin-Acra, L.L.C.
McDavid Frisco-Hon, L.L.C.
McDavid Grande, L.L.C.
McDavid Houston-Hon, L.L.C.
McDavid Houston-Niss, L.L.C.
McDavid Irving-Hon, L.L.C.
McDavid Outfitters, L.L.C.
McDavid Plano-Acra, L.L.C.
Mid-Atlantic Automotive Services, L.L.C.
Mississippi Automotive Services, L.L.C.
Missouri Automotive Services, L.L.C.
NP FLM L.L.C.
NP MZD L.L.C.
NP VKW L.L.C.
Plano Lincoln-Mercury, Inc.
Precision Computer Services, Inc.
Precision Enterprises Tampa, Inc.
Precision Infiniti, Inc.
Precision Motorcars, Inc.
Precision Nissan, Inc.
Premier NSN L.L.C.
Premier Pon L.L.C.
Prestige Bay L.L.C.
Prestige TOY L.L.C.
Southern Atlantic Automotive Services, L.L.C.
Texas Automotive Services, L.L.C.
Thomason Auto Credit Northwest, Inc.
Thomason DAM L.L.C.
Thomason FRD L.L.C.
Thomason Hund L.L.C.
Thomason Pontiac-GMC L.L.C.